UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
9.01	Financial Statements and Exhibits

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Nord Resources Corporation (the "Company") has appointed Randy Davenport, the Company's Vice-President and Chief Operating Officer, as interim Chief Executive Officer effective as of February 16, 2010. Mr. Davenport succeeds John Perry, who resigned as President, Chief Executive Officer and a Director of the Company effective February 16, 2010, following his acceptance of a position with another company. Nord has initiated a search to identify Mr. Perry's successor from within and outside the Company. Mr. Perry has agreed to continue working with the Company during a transition period.

Prior to joining Nord in January 2009, Mr. Davenport held the position of VP, Resource Development, Freeport McMoran Copper & Gold Inc. In addition, he previously held a number of senior positions during two decades with Phelps Dodge Corp., prior to their acquisition by Freeport, including the title of President of Sociedad Minera Cerro Verde in Peru.

As a result of the foregoing changes, the following persons comprise the current officers of the Company:

Name	Current Office with Nord Resources Corporation
Ronald A. Hirsch	Chairman of the Board
Wayne M. Morrison	Vice President, Secretary and Chief Financial Officer
Randy L. Davenport	Chief Executive Officer (interim), Vice President and Chief Operating Officer

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
99.1	News release dated February 16, 2010*

*    Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: February 16, 2010	NORD RESOURCES CORPORATION By: "Wayne Morrison" Wayne M. Morrison Chief Financial Officer